Exhibit (n)(4)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this Post-Effective Amendment No. 1 to Registration Statement on Form N-2 (File No. 333-227605) of Great Elm Capital Corp. of our report dated April 13, 2018, relating to the financial statements of PE Facility Solutions, LLC as of December 31, 2017, and for the period from February 3, 2017 (inception) through December 31, 2017, and to the reference to our Firm under the caption “Independent Public Accountants” in such Registration Statement.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Tysons, Virginia

April 5, 2019